EXHIBIT 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PHARMASSET, INC.

Pharmasset, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. Pharmasset, Inc. (the “Corporation”) was originally incorporated under the name “Pharmasset, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 8, 2004.

2. The Board of Directors of the Corporation, in accordance with the Bylaws of the Corporation and Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the adoption of this Second Amended and Restated Certificate of Incorporation.

3. This Second Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and which was duly adopted by the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware, restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation previously filed with the Secretary of State of Delaware on June 8, 2004, as amended to the date hereof.

4. The Certificate of Incorporation of Pharmasset, Inc. is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation is Pharmasset, Inc. (the “Company”).

SECOND. The address of the Company’s registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. A. The total number of shares of all classes of stock which the Company shall be authorized to issue is 46,826,726 shares, divided into 30,000,000 shares of Common Stock, par value $.001 per share (herein called “Common Stock”), and 16,826,726 shares of Preferred Stock, par value $.001 per share (herein called “Preferred Stock”).

B. The following Series of Preferred Stock are hereby designated: (i) 3,200,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”); (ii) 2,300,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”); (iii) 1,357,798 shares of Series C Preferred Stock (the “Series C Preferred Stock”); (iv) 7,843,380 shares of Series D Preferred Stock (the “Series D Preferred Stock”); (v) 1,254,960 shares of Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”); (vi) 400,000 shares of Series R Preferred Stock (the “Series R Preferred Stock”); and (vii) 470,588 shares of Series R-1 Preferred Stock (the “Series R-1 Preferred Stock”). The voting rights, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series R Preferred Stock and the Series R-1 Preferred Stock are set forth on Exhibit A hereto and are incorporated herein by reference.

FIFTH. Unless and except to the extent that the Bylaws of the Company shall so require, the election of directors of the Company need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Company.

SEVENTH. A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH. The Company reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this the 26th day of October, 2004.

By:	/s/ P. Schaefer Price
Name: P. Schaefer Price
Title: Chief Executive Officer

Exhibit A

Part 1

Interpretation Section

1.1	“Board” shall mean the Board of Directors of the Company or any executive committee thereof to the extent such executive committee has the legal authority under Delaware law to act on behalf of the Board of Directors.

1.2	“Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, including all Exhibits thereto, all as amended from time to time.

1.3	“Common Shares” shall mean the Company’s Common Stock.

1.4	“Common Shares Deemed Outstanding for Series B Calculations” shall mean, at any given time, the number of Common Shares actually then issued and outstanding, plus the number of Common Shares issuable upon conversion of the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares, Series R-1 Preferred Shares and any other series of Preferred Stock authorized by the Board subsequent to the Series R Issuance Date, plus the number of Common Shares issuable upon the exercise in full of all other Convertible Securities whether or not such Convertible Securities are convertible into Common Shares at such time.

1.5	“Common Shares Deemed Outstanding for Series C Calculations” shall mean, at any given time, the number of Common Shares issuable upon conversion of the outstanding Series C Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares, Series R-1 Preferred Shares and any other series of Preferred Stock authorized by the Board subsequent to the Series R Issuance Date, plus the number of Common Shares issuable upon a Series C Dilutive Issuance and the exercise in full of all other Convertible Securities issued in connection with such Series C Dilutive Issuance, whether or not such Convertible Securities are convertible into Common Shares at such time.

1.6	“Common Shares Deemed Outstanding for Series D Calculations” shall mean, at any given time, the number of Common Shares issuable upon conversion of the outstanding Series D Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares, Series R-1 Preferred Shares and any other series of Preferred Stock authorized subsequent to the Series R Issuance Date, plus the number of Common Shares issuable upon a Series D Dilutive Issuance and the exercise in full of all other Convertible Securities issued in connection with such Series D Dilutive Issuance, whether or not the Convertible Securities are convertible into Common Shares at such time.

1.7	“Company” shall mean Pharmasset, Inc., a Delaware corporation.

1.8	“Convertible Securities” shall mean securities or obligations that are exercisable for, convertible into or exchangeable for Common Shares or any other class of capital stock of the Company that has economic value. The term includes options, warrants or other rights to subscribe for or purchase Common Shares or to subscribe for or purchase other securities that are convertible into or exchangeable for Common Shares.

1.9	“Dividend Junior Stock” shall have the meaning set forth in Paragraph 3.1 hereof.

1.10	“Dividend Parity Stock” shall have the meaning set forth in Paragraph 3.1 hereof.

1.11	“Dividend Senior Stock” shall have the meaning set forth in Paragraph 3.1 hereof.

1.12	“Equity Incentive Plan” means the 1998 Stock Plan, as adopted by the Board and as amended, pursuant to which 3,675,522 Common Shares are currently authorized to be issued to officers, directors, employees and consultants of the Company or a Subsidiary.

1.13	“Excluded Securities” shall mean (i) Common Shares offered to the public pursuant to a Qualified IPO; (ii) up to 3,675,522 Common Shares (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or other similar event) issuable to officers, directors, employees and consultants of the Company or a subsidiary pursuant to the exercise of options granted or Common Shares directly issued under the Equity Incentive Plan, and such options and other rights to acquire Common Shares granted thereunder; (iii) Common Shares issued upon conversion of Preferred Shares; (iv) any Common Shares issued to Emory University pursuant to Section 1.3 of that certain Stock Purchase Agreement dated December 10, 1998 between Emory University and the Company; (v) Common Shares issued in a transaction contemplated by Paragraphs 4.3(d), 5.3(d), 6.3(d), 8.3(d) and 9.3(d) hereof; (vi) Common Shares or Preferred Shares issued or deemed issued in connection with a strategic business transaction approved by both a majority of the Board and, so long as the holders of the Series D Preferred Shares own, on a fully diluted basis, an aggregate percentage interest in the Company at least equal to twenty-five percent (25%) of the percentage ownership in the Company that they owned immediately following the closing of the sale of the Series D Preferred Shares pursuant to the Purchase Agreement, the consent of the holders of a majority of the then outstanding Series D Preferred Shares; and (vii) the Series D-1 Warrants and the Series R-1 Warrants, and all securities issued or issuable upon exercise, conversion, exchange or transfer of either of them.

1.14	“Existing Preferred Shares” shall mean, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares that are outstanding as of a date of determination.

1.15	“Liquidation Parity Stock” shall have the meaning set forth in Paragraph 4.10 hereof.

1.16	“Liquidation Senior Stock” shall have the meaning set forth in Paragraph 4.10 hereof.

1.17	“Person” shall mean an individual, partnership, company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

1.18	“Preference Amount” shall mean (a) with respect to each Series A Preferred Share, an amount equal to the original issue price of each such Series A Preferred Share plus an amount equal to all declared but unpaid dividends, if any, on each such Series A Preferred Share (the “Series A Preference Amount”), (b) with respect to each Series B Preferred Share, an amount equal to US$1.70 plus an amount equal to all declared but unpaid dividends on each such Series B Preferred Share (the “Series B Preference Amount”), (c) with respect to each Series C Preferred Share, an amount equal to US$5.45 plus an amount equal to all declared but unpaid dividends, if any, on each such Series C Preferred Share (the “Series C Preference Amount”), (d) with respect to each Series D Preferred Share, an amount equal to US$5.10 plus an amount equal to all accrued but unpaid dividends on each such Series D Preferred Share, whether or not such dividends have been declared by the Board (the “Series D Preference Amount”), (e) with respect to each Series D-1 Preferred Share, an amount equal to US$4.45 plus an amount equal to all declared but unpaid dividends if any, on each such Series D-1 Preferred Share (the “Series D-1 Preference Amount”), (f) with respect to each Series R Preferred Share, an amount equal to $10.00 plus an amount equal to all declared but unpaid dividends, if any, on each Series R Preferred Share (the “Series R Preference Amount”), and (g) with respect to each Series R-1 Preferred Share, an amount equal to $12.75 plus an amount equal to all declared but unpaid dividends, if any, on each Series R-1 Preferred Share (the “Series R-1 Preference Amount”); in each case with such dollar amounts to be equitably adjusted in the event of any share dividend, share split, reverse split, combination, recapitalization or other similar event occurring subsequent to the Series R Issuance Date that alters the number of outstanding Preferred Shares or the number of Preferred Shares subject to purchase under the Series D-1 Warrants or the Series R-1 Warrants, as the case may be.

1.19	“Preferred Shares” shall mean the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares, the Series R-1 Preferred Shares and any other Series of Preferred Stock authorized by the Board pursuant to Article FOURTH of the Certificate of Incorporation.

1.20	“Purchase Agreement” shall mean that certain Stock Purchase Agreement dated as of August 4, 2004 among the purchasers named therein and the Company, as it may be amended from time to time.

1.21	“Purchase Price” shall mean US$1.70 with respect to each Series B Preferred Share, US$5.45 with respect to each Series C Preferred Share, US$5.10 with respect to each Series D Preferred Share, $10.00 with respect to each Series R Preferred Share and $12.75 with respect to each Series R-1 Preferred Share (as adjusted, with respect to the Series R-1 Shares, for share dividends, share splits, reverse splits, combinations, recapitalizations or similar events occurring after the Series R Issuance Date that affect the purchase price of the Series R-1 Preferred Shares under the Series R-1 Warrants).

1.22	“Qualified IPO” shall mean a fully underwritten, firm commitment public offering that is consummated pursuant to an effective registration statement under the United States Securities Act covering the offer and sale by the Company of Common Shares in which the aggregate offering amount equals or exceeds US$30,000,000 and in which the price per Common Share offered to the public equals or exceeds US$12.75 (such price to be equitably adjusted in the event of any share dividend, share split, reverse split, combination, recapitalization or other similar event).

1.23	“Requisite Percentage” shall mean 66 2/3% or a greater percentage, as determined by reference to Paragraph 10.1(c).

1.24	“Sale of the Company” shall mean a single transaction or a group of related transactions between the Company and/or its stockholders, on the one hand, and any Person or group of Persons (other than stockholders of the Company), on the other hand, pursuant to which such Person or Persons will, other than in connection with a Qualified IPO (i) acquire Shares possessing the voting power to elect a majority of the Board; (ii) consummate a merger, amalgamation, consolidation or other similar transaction as a result of which the stockholders of the Company who own voting securities immediately prior to such transaction(s) shall own less than fifty percent (50%) of the voting securities of the surviving corporation or its parent; or (iii) acquire all or substantially all of the Company’s assets determined on a consolidated basis.

1.25	“Scheduled Series D Dividends” means dividends payable solely with respect to the Series D Preferred Shares as contemplated by the first sentence of Paragraph 6.1 hereof.

1.26	“Series A Conversion Date” shall have the meaning set forth in Paragraph 3.3(a)(ii) hereof.

1.27	“Series B Conversion Date” shall have the meaning set forth in Paragraph 4.3(a)(ii) hereof.

1.28	“Series C Conversion Date” shall have the meaning set forth in Paragraph 5.3(a)(ii) hereof.

1.29	“Series D Conversion Date” shall have the meaning set forth in Paragraph 6.3(a)(ii) hereof.

1.30	“Series D-1 Conversion Date” shall have the meaning set forth in Paragraph 7.3(a)(ii) hereof.

1.31	“Series R Conversion Date” shall have the meaning set forth in Paragraph 8.3(a)(ii) hereof.

1.32	“Series R-1 Conversion Date” shall have the meaning set forth in Paragraph 9.3(a)(ii) hereof.

1.33	“Series B Conversion Price” shall have the meaning set forth in Paragraph 4.3(b) hereof.

1.34	“Series C Conversion Price” shall have the meaning set forth in Paragraph 5.3(b) hereof.

1.35	“Series D Conversion Price” shall have the meaning set forth in Paragraph 6.3(b) hereof.

1.36	“Series R Conversion Price” shall have the meaning set forth in Paragraph 8.3(b) hereof.

1.37	“Series R-1 Conversion Price” shall have the meaning set forth in Paragraph 9.3(b) hereof.

1.38	“Series C Dilutive Issuance” shall have the meaning set forth in Paragraph 5.3(b) hereof.

1.39	“Series D Dilutive Issuance” shall have the meaning set forth in Paragraph 6.3(b) hereof.

1.40	“Series D Issuance Date” means August 4, 2004.

1.41	“Series R Issuance Date” means October 26, 2004.

1.42	“Series A Preferred Shares” shall mean the Company’s Series A Preferred Stock.

1.43	“Series B Preferred Shares” shall mean the Company’s Series B Preferred Stock.

1.44	“Series C Preferred Shares” shall mean the Company’s Series C Preferred Stock.

1.45	“Series D Preferred Shares” shall mean the Company’s Series D Preferred Stock.

1.46	“Series D-1 Preferred Shares” shall mean the Company’s Series D-1 Preferred Stock.

1.47	“Series R Preferred Shares” shall mean the Company’s Series R Preferred Stock.

1.48	“Series R-1 Preferred Shares” shall mean the Company’s Series R-1 Preferred Stock.

1.49	“Series D-1 Warrants” shall mean those warrants to purchase an aggregate of 1,254,960 Series D-1 Preferred Shares that are issued to purchasers of Series D Preferred Shares on or about the Series D Issuance Date, together with all warrants issued in replacement or substitution thereof including, without limitation, balance warrants issued upon the partial exercise of such warrants.

1.50	“Series R-1 Warrants” shall mean those warrants to purchase an aggregate of 470,588 Series R-1 Preferred Shares that are issued to purchasers of Series R Preferred Shares on or about the Series R Issuance Date, together with all warrants issued in replacement or substitution thereof including, without limitation, balance warrants issued upon the partial exercise of such warrants.

1.51	“Series R Purchase Agreement” shall mean that certain Stock Purchase Agreement dated as of October 26, 2004 among the purchasers named therein and the Company, as it may be amended from time to time.

1.52

“Shares” shall mean all shares of all capital stock of the Company of whatever class or series, including, without limitation, Common Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares, Series R-1 Preferred Shares and

shares of any other Series of Common Stock or Preferred Stock authorized subsequent to the Series R Issuance Date.

1.53	“Stockholders’ Agreement” shall mean that certain Second Amended and Restated Stockholders’ Agreement dated as of August 4, 2004 among certain of the Company’s stockholders and the Company, as amended pursuant to that certain First Amendment and Joinder Agreement dated October 26, 2004, and as further amended from time to time.

1.54	“Subsidiary” shall mean, with respect to any Person, any company, corporation, partnership, association or other business entity of which (i) if a company or corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

Part 2

Common Shares

2.1	Dividends.

(i)	Subject to the provisions of Paragraphs 3.1, 4.1, 5.1, 6.1, 7.1, 8.1 and 9.1 and to the rights of the holders of any other class or series of Shares ranking senior to the Common Shares with respect to the payment of dividends, the holders of the Common Shares shall in each financial year of the Company be entitled to receive non-cumulative dividends only when, as and if declared by the Board out of funds legally available therefor in an amount to be determined by and in the discretion of the Board. If in any year the Board in its discretion decides to declare a dividend on Common Shares the same amount of dividend must be declared on each outstanding Common Share without preference or distinction. If in any year the Board in its discretion does not declare any dividend then the rights of the holders of the Common Shares to any dividend for the year shall forever be extinguished.

(ii)

Subject to the provisions of Paragraphs 3.1, 4.1, 5.1, 6.1, 7.1, 8.1 and 9.1 and to the rights of the holders of any other class or series of Shares ranking senior to the Common Shares with respect to the payment of dividends, it shall be in the discretion of the Board whether in any financial year of the Company any dividend is declared on any class or series of Shares of the Company and it shall be in the discretion of the Board on which class or series of Shares if any dividend is declared in a particular financial year of the Company provided that there is compliance with the provisions of subparagraph (i) of this paragraph. For purposes of greater certainty it is hereby stated that a dividend may be paid in money or property or by issuing fully paid Shares of the Company.

2.2	Voting

(i)	The holders of Common Shares shall be entitled to one vote for each Common Share held by them at all meetings of stockholders except such meetings at which only holders of a specified class or series of Shares (other than the Common Shares) are entitled to vote.

(ii)	A holder of fractional Common Shares issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole Common Share including without limiting the generality of the foregoing the right to receive the appropriate portion of dividends, to receive the appropriate portion of the sum of the original issuance price per Common Share on liquidation or winding up of the Company, and the right to exercise voting rights in respect of the fractional share.

2.3	Liquidation

The rights of the holders of Common Shares in the event of a liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among stockholders for the purposes of winding up its affairs, are as set forth in Paragraphs 3.4, 4.10, 5.10, 6.10, 7.4, 8.10 and 9.10.

Part 3

Series A Preferred Shares

3.1	Dividends

With respect to the payment of dividends, the Series A Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series A Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all capital stock which expressly provides by its terms that it ranks on a parity with the Existing Preferred Shares with respect to dividends (the Existing Preferred Shares and all other such capital stock, collectively, the “Dividend Parity Stock”), junior to any capital stock which expressly provides by its terms that it ranks senior to the Existing Preferred Shares with respect to dividends (“Dividend Senior Stock”), and senior to the Common Shares and all other capital stock which expressly provides by its terms that it ranks junior to the Existing Preferred Shares with respect to dividends (the Common Shares and all such other capital stock, collectively, the “Dividend Junior Stock”). Holders of Series A Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock

(whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series A Preferred Shares of the Company the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series A Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series A Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series A Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

3.2	Voting

(i)	The holders of Series A Preferred Shares shall be entitled to one vote for each Common Share into which the Series A Preferred Shares held by them are convertible at all meetings of stockholders except such meetings at which only holders of a specified class or series of Shares (other than the Series A Preferred Shares) are entitled to vote.

(ii)	For the avoidance of doubt the holder of fractional Series A Preferred Shares issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole Series A Preferred Share including without limiting the generality of the foregoing the right to receive the appropriate portion of dividends, to receive the appropriate portion of the sum of the original issuance price per Series A Preferred Share on liquidation or winding up of the Company, and the right to exercise voting rights in respect of the fractional share.

3.3	Conversion Rights.

(a)	Conversion.

(i)

The holders of Series A Preferred Shares shall be entitled to convert their shares of Series A Preferred Stock at any time and at the election of the holder or holders thereof into Common Shares on a one for one basis (provided that the conversion rate shall be proportionately adjusted in the event of a share dividend, share split, reverse split, combination, recapitalization or other similar event with respect to the Common Shares).

Notwithstanding any other provision hereof, if a conversion of Series A Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series A Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series A Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 3.3(b) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 3.3(a)(vii). Until such time as a holder of Series A Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)	In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 3.3(a)(i), each such conversion of Series A Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series A Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series A Preferred Shares (each a “Series A Conversion Date”), the rights of the holder of such Series A Preferred Shares as such holder (including the right to receive dividends) shall cease and as of such Series A Conversion Date the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after a Series A Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series A Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 3.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series A Preferred Shares shall be made without charge to the holders of such Series A Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series A Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series A Preferred Shares, or Common Shares issued or issuable upon conversion of Series A Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series A Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)	The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series A Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series A Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series A Preferred Shares. If more than one Series A Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series A Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Unpaid Dividends.

Upon conversion, if any, of the Series A Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series A Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

3.4	Liquidation.

Subject to the provisions of Paragraphs 4.10, 5.10 and 6.10 and subject to the rights of any holder of any Series of Preferred Stock authorized subsequent to the Series R Issuance Date, in the event of a liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among stockholders for the purposes of winding up its affairs, the holders of Series A Preferred Shares shall be entitled to receive out of the assets and property of the Company remaining following any required distributions with respect to the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and any shares of capital stock issued following the Series R Issuance Date that by its terms ranks senior to the Series A Preferred Shares with respect to liquidation, and on a parity with amounts to be paid and property or assets of the Company to be distributed pursuant to Paragraphs 7.4, 8.10 and 9.10 to the holders of Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, respectively, on account of such shares and also on a parity with any other shares of capital stock issued following the Series R Issuance Date that by its terms ranks on a parity with the Series A Preferred Shares with respect to liquidation, but before any amount is paid or any property or assets of the Company is distributed to holders of the Common Shares, from the proceeds of such liquidation, dissolution or winding up or as such other distribution of assets of the Company for purposes of winding up its affairs the sum of the original issuance price per Series A Preferred Share together with an amount equal to all dividends declared thereon and remaining unpaid. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as required by this Paragraph 3.4 and Paragraphs 7.4, 8.10 and 9.10, then the Company shall distribute in lieu of such full payment all proceeds remaining for distribution to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under this Paragraph 3.4 and Paragraphs 7.4, 8.10 and 9.10 were paid in full.

Part 4

Series B Preferred Shares

4.1	Dividends.

With respect to the payment of dividends, the Series B Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series B Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock, and senior to any Dividend Junior Stock. Holders of Series B Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series B Preferred Shares of the Company, the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series B Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series B Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series B Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

4.2	Voting.

Each holder of Series B Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Shares. Each holder of Series B Preferred Shares shall be entitled to such number of votes for the Series B Preferred Shares held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of Common Shares into which such holder’s Series B Preferred Shares are convertible (in accordance with the terms of Paragraph 4.3 hereof), immediately after the close of business on the record date fixed for such meeting or such written consent.

4.3	Conversion Rights.

(a)	Conversion.

(i)	At any time and from time to time, any holder of Series B Preferred Shares shall have the right, at its option, to convert all or any portion of each Series B Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Common Shares computed by dividing the applicable Purchase Price by the Series B Conversion Price in effect on the Series B Conversion Date.

Notwithstanding any other provision hereof, if a conversion of Series B Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series B Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series B Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series B Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 4.3(g) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 4.3(a)(vii). Until such time as a holder of Series B Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)

In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 4.3(a)(i), each such conversion of Series B Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series B Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series B Preferred Shares (each, a “Series B Conversion Date”), the rights of the holder of such Series B Preferred Shares as such holder (including the right to receive dividends) shall cease as of such Series B Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after the Series B Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series B Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 4.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series B Preferred Shares shall be made without charge to the holders of such Series B Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series B Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series B Preferred Shares, or Common Shares issued or issuable upon conversion of Series B Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series B Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B Preferred Shares or hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)	The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series B Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series B Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series B Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series B Preferred Shares. If more than one Series B Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series B Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Conversion Price; Antidilution Provisions.

The initial conversion price for each Series B Preferred Share shall be the applicable Purchase Price for such Series B Preferred Share, which conversion price may be adjusted from time to time thereafter (as so adjusted, the “Series B Conversion Price”). If and whenever after the Series D Issuance Date the Company issues or sells, or in accordance with Paragraph 4.3(c) is deemed to have issued or sold, any of its Common Shares or Convertible Securities for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the Series B Conversion Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) such Series B Conversion Price in effect immediately prior to such issue or sale times (ii) the number of Common Shares Deemed Outstanding for Series B Calculations immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Paragraph 4.3(c)(ii)) by the Company upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding for Series B Calculations immediately after such issue or sale. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 4.3(b) with respect to the issuance of any Excluded Securities.

(c)	Effect on Conversion Price of Certain Events.

For purposes of determining each adjusted Series B Conversion Price under Paragraph 4.3, the following shall be applicable:

(i)	Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Shares is issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Shares and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

(ii)	Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Company upon the exercise, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Shares changes at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price that would have been in effect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is thereby reduced; and on the termination date of any right to exercise, convert or exchange such Convertible Securities, the Series B Conversion Price then in effect hereunder shall be increased to the Series B Conversion Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent issued immediately prior to such termination, never been issued.

(iii)	Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 4.3(c) with respect to the issuance of any Excluded Securities.

(d)	Subdivision or Combination of Common Shares.

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Common Shares) its Common Shares then outstanding into a greater number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Common Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)	Certain Events.

If an event not specified in this Paragraph 4.3 occurs that has substantially the same economic effect on the Series B Preferred Shares as those specifically enumerated, then this Paragraph 4.3 shall be construed liberally, mutatis mutandis, in order to give the Series B Preferred Shares the intended benefit of the protections provided under this Paragraph 4.3. In such event the Board shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred Shares; provided that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Paragraph 4.3 or decrease the number of Common Shares issuable upon conversion of each Series B Preferred Share and no adjustment shall be made with respect to the issuance or deemed issuance of Excluded Securities.

(f)	Notices.

(i)	Promptly after any adjustment of a Series B Conversion Price, the Company shall give written notice thereof to all holders of the Preferred Shares to which such Series B Conversion Price applies, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)	The Company shall give written notice to all holders of Series B Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(g)	Unpaid Dividends.

Upon conversion, if any, of the Series B Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series B Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

4.4	Redemption.

(a)

On or after August 4, 2009, upon the vote of both the holders of a majority of the Existing Preferred Shares, voting together as a class, and the holders of a majority of the Series D Preferred Shares, voting as a separate class, the Company may be required to redeem simultaneously the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares (in whole or proportionately in part in accordance with their respective aggregate liquidation preferences), out of funds legally available therefor (an “Optional Redemption”). In any such case, the holders of a majority (on an as-if-converted to Common Shares basis) of the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares whose Shares are to be redeemed (the “Participating Holders”) shall notify the Company in writing of the exercise of the rights afforded by this Paragraph 4.4(a) (the “Redemption Notice”) and specify a date not less than ten (10) nor more than sixty (60) days from the date of such notice on which the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares shall be redeemed (the “Optional Redemption Date”). Upon receipt of such notice, the Company shall promptly notify the remaining holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares of the Optional Redemption Date. The Company shall redeem out of funds legally available therefor on the Optional Redemption Date all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in exchange for, at the Company’s option, either (i) payment in full of the price for the shares to be redeemed in cash by wire transfer, or (ii) the Company’s commitment to pay the price for the shares to be redeemed in twelve equal quarterly payments of cash in immediately available funds with the first such payment being made on the Optional Redemption Date. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO.

The price to be paid for each Series B Preferred Share being redeemed shall equal the Series B Preference Amount. The price to be paid for each Series C Preferred Share being redeemed shall equal the Series C Preference Amount. The price to be paid for each Series D Preferred Share being redeemed shall equal the Series D Preference Amount. The price to be paid for each Series R Share being redeemed shall equal the Series R Preference Amount. The price to be paid for each Series R-1 Share being redeemed shall equal the Series R-1 Preference Amount.

(b)

If the funds of the Company legally available for redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as to which Optional Redemption has been elected, then the holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would have been paid to them if the full number of shares as to which Optional Redemption was elected were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, such funds will be used at the earliest permissible time to redeem the balance of such shares or such portion thereof for which funds are then legally available. The Company shall be obligated, to the extent consistent with

Delaware law and United States’ generally accepted accounting principles, to make available sufficient surplus in order to permit the full and timely redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption.

(c)	If, for any reason, the Company fails to redeem all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d)	The notices provided for in this Paragraph 4.4 shall be sent, if by or on behalf of the Company, to the holders of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, to the Company at its principal executive office as set forth in the Purchase Agreement (or the Series R Purchase Agreement, with respect to the holders of Series R Preferred Shares and Series R-1 Preferred Shares), by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares or Series R-1 Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

4.5	Status of Reacquired Shares.

Any Series B Preferred Shares redeemed pursuant to Paragraph 4.4 hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Series B Preferred Shares. All Series B Preferred Shares redeemed hereunder in exchange for payments to be made in installments shall be deemed cancelled and no longer outstanding as of the Optional Redemption Date, provided that if there is a default in payment with respect to Series B Preferred Shares that are to be redeemed then until such default is cured, all Series B Preferred Shares that were to be redeemed but as to which payment has not been made shall be deemed to again be outstanding.

4.6	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series B Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

4.7	Identical Rights.

Except as may be expressly provided herein, each Series B Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series B Preferred Shares.

4.8	Certificates.

So long as any Series B Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each holder who so requests, a full statement of the designations and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board to designate and fix the relative rights, preferences and limitations of each series.

4.9	Severability.

If any right, preference or limitation of Series B Preferred Shares set out herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

4.10	Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (which shall be deemed to include, at the option of the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, a Sale of the Company), (A) the holders of Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares shall be entitled to receive from the proceeds of such liquidation, dissolution or winding up, after payment to the holders of any capital stock which expressly provides by its terms that it ranks senior to the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares with respect to payment upon liquidation, dissolution or winding up (“Liquidation Senior Stock”), on a parity with each other and with the holders of any other capital stock which expressly provides by its terms that it ranks on a parity with the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares with respect to payment upon liquidation, dissolution or winding up (collectively, “Liquidation Parity Stock”) and, prior to and in preference to the holders of Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares, the Series R-1 Preferred Shares, the Common Shares and any other capital stock of the Company, an amount in cash equal to the applicable Preference Amount, thereafter (B) the holders of any other Preferred Shares not constituting Liquidation Senior Stock or Liquidation Parity Stock, including the holders of the Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares shall next be entitled to receive from the proceeds of such liquidation, dissolution or winding up amounts pursuant to their rights on liquidation, and thereafter (C) the remainder from the proceeds of such liquidation, dissolution or winding up, if any, will be distributed ratably to holders of Common Shares and holders of Preferred Shares on the same basis as if such shares had been converted to Common Shares in accordance with Paragraphs 3.3, 4.3, 5.3, 6.3, 7.3, 8.3 and 9.3 and to the holders of any other series of Preferred Shares whose terms explicitly provide the holders thereof the right to share with the holders of the Common Shares in the assets remaining after the distributions in subparagraphs 4.10(A) and (B) above. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed pursuant to such subparagraphs 4.10(A) and (B) above, then the Company shall proceed to distribute the full amounts payable pursuant to, and in the order mandated by, such subparagraphs 4.10(A) and (B) above, but with respect to the first such subparagraph as to which the remaining proceeds are insufficient to pay the required amount in full, in lieu of such full payment the Company shall instead pay all proceeds remaining for distribution ratably to the holders entitled to receive such proceeds under the applicable subparagraph pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under the applicable subparagraph were paid in full.

Part 5

Series C Preferred Shares

5.1	Dividends.

With respect to the payment of dividends, the Series C Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series C Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock and senior to any Dividend Junior Stock. Holders of Series C Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series C Preferred Shares of the Company, the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series C Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series C Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series C Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

5.2	Voting.

Each holder of Series C Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Shares. Each holder of Series C Preferred Shares shall be entitled to such number of votes for the Series C Preferred Shares held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of Common Shares into which such holder’s Series C

Preferred Shares are convertible (in accordance with the terms of Paragraph 5.3 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the affirmative vote of the holders of the Requisite Percentage of the Series C Preferred Shares, voting as a separate class, shall be required with respect to any amendment to the Certificate of Incorporation (by merger or otherwise) that would alter or change the powers, preferences or special rights of the Series C Preferred Shares so as to affect them adversely.

5.3	Conversion Rights.

(a)	Conversion.

(i)	At any time and from time to time, any holder of Series C Preferred Shares shall have the right, at its option, to convert all or any portion of each Series C Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Common Shares computed by dividing the applicable Purchase Price by the Series C Conversion Price in effect on the Series C Conversion Date.

Notwithstanding any other provision hereof, if a conversion of Series C Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series C Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series C Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series C Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 5.3(g) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 5.3(a)(vii). Until such time as a holder of Series C Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)

In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 5.3(a)(i), each such conversion of Series C Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series C Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series C Preferred Shares (each, a “Series C Conversion Date”), the rights of the holder of such Series C Preferred Shares as such holder (including the right to receive dividends) shall cease as of such Series C Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after the Series C Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series C Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 5.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series C Preferred Shares shall be made without charge to the holders of such Series C Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series C Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series C Preferred Shares, or Common Shares issued or issuable upon conversion of Series C Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series C Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series C Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)	The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series C Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series C Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series C Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series C Preferred Shares. If more than one Series C Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series C Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Conversion Price; Antidilution Provisions.

The initial conversion price for each Series C Preferred Share shall be $5.325, which conversion price may be adjusted from time to time thereafter (as so adjusted, the “Series C Conversion Price”). If and whenever after the Series D Issuance Date the Company issues or sells, or in accordance with Paragraph 5.3(c) is deemed to have issued or sold, any of its Common Shares or Convertible Securities for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale (a “Series C Dilutive Issuance”), the Series C Conversion Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) such Series C Conversion Price in effect immediately prior to such issue or sale times (ii) the number of Common Shares Deemed Outstanding for Series C Calculations immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Paragraph 5.3(c)(ii)) by the Company upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding for Series C Calculations immediately after such issue or sale. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 5.3(b) with respect to the issuance of any Excluded Securities.

(c)	Effect on Conversion Price of Certain Events.

For purposes of determining each adjusted Series C Conversion Price under Paragraph 5.3, the following shall be applicable:

(i)	Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange is less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Shares is issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Conversion Price shall be made when Common Shares and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

(ii)	Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Company upon the exercise, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Shares changes at any time, the Series C Conversion Price in effect at the time of such change shall be readjusted to the Series C Conversion Price that would have been in effect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced; and on the termination date of any right to exercise, convert or exchange such Convertible Securities, the Series C Conversion Price then in effect hereunder shall be increased to the Series C Conversion Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent issued immediately prior to such termination, never been issued.

(iii)	Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 5.3(c) with respect to the issuance of any Excluded Securities.

(d)	Subdivision or Combination of Common Shares.

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Common Shares) its Common Shares then outstanding into a greater number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Common Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)	Certain Events.

If an event not specified in this Paragraph 5.3 occurs that has substantially the same economic effect on the Series C Preferred Shares as those specifically enumerated, then this Paragraph 5.3 shall be construed liberally, mutatis mutandis, in order to give the Series C Preferred Shares the intended benefit of the protections provided under this Paragraph 5.3. In such event the Board shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred Shares; provided that no such adjustment shall increase any Conversion Price as otherwise determined pursuant to this Paragraph 5.3 or decrease the number of Common Shares issuable upon conversion of each Series C Preferred Share and no adjustment shall be made with respect to the issuance or deemed issuance of Excluded Securities.

(f)	Notices.

(i)	Promptly after any adjustment of a Series C Conversion Price, the Company shall give written notice thereof to all holders of the Preferred Shares to which such Series C Conversion Price applies, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)	The Company shall give written notice to all holders of Series C Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(g)	Unpaid Dividends.

Upon conversion, if any, of the Series C Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series C Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

5.4	Redemption.

(a)

On or after August 4, 2009, upon the vote of both the holders of a majority of the Existing Preferred Shares, voting together as a class, and the holders of a majority of the Series D Preferred Shares, voting as a separate class, the Company may be required to redeem simultaneously the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in an Optional Redemption. In any such case, a majority (on an as-if-converted to Common Shares basis) of the Participating Holders shall deliver to the Company a

Redemption Notice and specify the Optional Redemption Date. Upon receipt of such notice, the Company shall promptly notify the remaining holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares of the Optional Redemption Date. The Company shall redeem out of funds legally available therefor on the Optional Redemption Date all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in exchange for, at the Company’s option, either (i) payment in full of the price for the shares to be redeemed in cash by wire transfer, or (ii) the Company’s commitment to pay the price for the shares to be redeemed in twelve equal quarterly payments of cash in immediately available funds with the first such payment being made on the Optional Redemption Date. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO.

The price to be paid for each Series B Preferred Share being redeemed shall equal the Series B Preference Amount. The price to be paid for each Series C Preferred Share being redeemed shall equal the Series C Preference Amount. The price to be paid for each Series D Preferred Share being redeemed shall equal the Series D Preference Amount. The price to be paid for each Series R Share being redeemed shall equal the Series R Preference Amount. The price to be paid for each Series R-1 Share being redeemed shall equal the Series R-1 Preference Amount.

(b)	If the funds of the Company legally available for redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as to which Optional Redemption has been elected, then the holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would have been paid to them if the full number of shares as to which Optional Redemption was elected were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, such funds will be used at the earliest permissible time to redeem the balance of such shares or such portion thereof for which funds are then legally available. The Company shall be obligated, to the extent consistent with Delaware law and United States’ generally accepted accounting principles, to make available sufficient surplus in order to permit the full and timely redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption.

(c)

If, for any reason, the Company fails to redeem all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d)	The notices provided for in this Paragraph 5.4 shall be sent, if by or on behalf of the Company, to the holders of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to the Company at its principal executive office as set forth in the Purchase Agreement (or the Series R Purchase Agreement, with respect to the holders of Series R Preferred Shares and Series R-1 Preferred Shares), by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares or Series R-1 Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

5.5	Status of Reacquired Shares.

Any Series C Preferred Shares redeemed pursuant to Paragraph 5.4 hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Series C Preferred Shares. All Series C Preferred Shares redeemed hereunder in exchange for payments to be made in installments shall be deemed cancelled and no longer outstanding as of the Optional Redemption Date, provided that if there is a default in payment with respect to Series C Preferred Shares that are to be redeemed then until such default is cured, all Series C Preferred Shares that were to be redeemed but as to which payment has not been made shall be deemed to again be outstanding.

5.6	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series C Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

5.7	Identical Rights.

Except as may be expressly provided herein, each Series C Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series C Preferred Shares.

5.8	Certificates.

So long as any Series C Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each holder who so requests, a full statement of the designations and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board to designate and fix the relative rights, preferences and limitations of each series.

5.9	Severability.

If any right, preference or limitation of Series C Preferred Shares set out herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

5.10	Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (which shall be deemed to include, at the option of the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, a Sale of the Company), (A) the holders of Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares shall be entitled to receive from the proceeds of such liquidation, dissolution or winding up, after payment to the holders of any Liquidation Senior Stock, on a parity with each other and with the holders of any other Liquidation Parity Stock and prior to and in preference to the holders of Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares, the Series R-1 Preferred Shares, the Common Shares and any other capital stock of the Company, an amount in cash equal to the applicable Preference Amount, thereafter (B) the holders of any other Preferred Shares not constituting Liquidation Senior Stock or Liquidation Parity Stock, including the holders of the Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares, shall next be entitled to receive from the proceeds of such liquidation, dissolution or winding up amounts pursuant to their rights on liquidation, and thereafter (C) the remainder from the proceeds of such liquidation, dissolution or winding up, if any, will be distributed ratably to holders of Common Shares and holders of the Preferred Shares on the same basis as if such shares had been converted to Common Shares in accordance with Paragraphs 3.3, 4.3, 5.3, 6.3, 7.3, 8.3 and 9.3 and to the holders of any other series of Preferred Shares whose terms explicitly provide the holders thereof the right to share with the holders of the Common Shares in the assets remaining after the distribution in subparagraphs 5.10(A) and (B) above. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed pursuant to subparagraphs 5.10(A) and (B) above, then the Company shall proceed to distribute the full amounts payable pursuant to, and in the order mandated by, subparagraphs 5.10(A) and (B) above, but with respect to the first such subparagraph as to which the remaining proceeds are insufficient to pay the required amount in full, in lieu of such full payment the Company shall instead pay all proceeds remaining for distribution ratably to the holders entitled to receive such proceeds under the applicable subparagraph pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under the applicable subparagraph were paid in full.

Part 6

Series D Preferred Shares

6.1	Dividends.

The holders of the then outstanding Series D Preferred Shares shall be entitled to receive, out of funds legally available therefor and subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, quarterly dividends when and as they may be declared from time to time by the Board of the Corporation at a rate per Series D Preferred Share equal to seven and one-half percent (7.5%) per annum of the Purchase Price per share for the Series D Preferred Shares. Such dividends shall begin to accrue on the Series D Preferred Shares commencing on February 4, 2006, and shall thereafter accrue quarterly, whether or not such dividends are declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If such dividends in respect of any prior dividend period shall not have been declared and paid in full, or if there shall not have been a sum sufficient for the payment thereof set apart, then other than the dividend payments with respect to any Dividend Senior Stock and the pari passu dividend payments with respect to any Dividend Parity Stock, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Company’s capital stock, now or hereafter outstanding. Notwithstanding the foregoing, even if accrued dividends on the Series D Preferred Shares for all prior and current dividend periods have not been paid in full, the Company may declare and pay a dividend on the Series D Preferred Shares, Dividend Senior Stock or Dividend Parity Stock for any dividend period if such dividend will be paid ratably in proportion to the aggregate declared, accrued and unpaid dividends on the Series D Preferred Shares, Dividend Senior Stock and Dividend Parity Stock.

With respect to the payment of dividends, the Series D Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series D Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock and senior to any Dividend Junior Stock. Except upon a redemption effected pursuant to Paragraph 6.4 or a Liquidation effected pursuant to Paragraph 6.10, holders of Series D Preferred Shares shall be entitled to receive dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or

Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series D Preferred Shares of the Company, the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to each of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares, respectively, that portion of all then outstanding declared but unpaid dividends, if any, on the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares that is determined, in each case, by multiplying all such then outstanding declared but unpaid dividends on each of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares, respectively, by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

6.2	Voting.

Each holder of Series D Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Shares. Each holder of Series D Preferred Shares shall be entitled to such number of votes for the Series D Preferred Shares held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of Common Shares into which such holder’s Series D Preferred Shares are convertible (in accordance with the terms of Paragraph 6.3 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the affirmative vote of the holders of the Requisite Percentage of the Series D Preferred Shares, voting as a separate class, shall be required for any transaction that, by merger, consolidation or otherwise has any of the following effects: (i) any amendment to the Certificate of Incorporation or Bylaws of the Company that would materially alter or adversely affect the rights, preferences or privileges of the Series D Preferred Shares; (ii) creates or reclassifies any new or existing class of Shares or debt convertible into such Shares, having rights, preferences or privileges senior to or on parity with the Series D Preferred Shares; or (iii) increases or decreases the authorized number of Series D Preferred Shares.

6.3	Conversion Rights.

(a)	Conversion.

(i)	At any time and from time to time, any holder of Series D Preferred Shares shall have the right, at its option, to convert all or any portion of each Series D Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Common Shares computed by dividing the applicable Purchase Price by the Series D Conversion Price in effect on the Series D Conversion Date.

Notwithstanding any other provision hereof, if a conversion of Series D Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series D Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series D Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares, voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series D Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 6.3(g) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 6.3(a)(vii). Until such time as a holder of Series D Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)	In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 6.3(a)(i), each such conversion of Series D Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series D Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series D Preferred Shares (each, a “Series D Conversion Date”), the rights of the holder of such Series D Preferred Shares as such holder (including the right to receive dividends) shall cease as of such Series D Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after the Series D Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series D Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 6.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series D Preferred Shares shall be made without charge to the holders of such Series D Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series D Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series D Preferred Shares, or Common Shares issued or issuable upon conversion of Series D Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series D Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series D Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)	The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series D Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series D Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series D Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series D Preferred Shares. If more than one Series D Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series D Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Conversion Price; Antidilution Provisions.

The initial conversion price for each Series D Preferred Share shall be the applicable Purchase Price for such Series D Preferred Share, which conversion price may be adjusted from time to time thereafter (as so adjusted, the “Series D Conversion Price”). If and whenever after the Series D Issuance Date the Company issues or sells, or in accordance with Paragraph 6.3(c) is deemed to have issued or sold, any of its Common Shares or Convertible Securities for a consideration per share less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale (a “Series D Dilutive Issuance”), the Series D Conversion Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) such Series D Conversion Price in effect immediately prior to such issue or sale times (ii) the number of Common Shares Deemed Outstanding for Series D Calculations immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Paragraph 6.3(c)(ii)) by the Company upon such issue or sale, by (b) the number of Common Shares Deemed Outstanding for Series D Calculations immediately after such issue or sale. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 6.3(b) with respect to the issuance of any Excluded Securities.

(c)	Effect on Conversion Price of Certain Events.

For purposes of determining each adjusted Series D Conversion Price under Paragraph 6.3, the following shall be applicable:

(i)	Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange is less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Common Shares is issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series D Conversion Price shall be made when Common Shares and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

(ii)

Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Company upon the exercise, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Shares changes at any time, the Series D Conversion Price in effect at the time of such change shall be readjusted to the Series D Conversion Price that would have been in effect at such time had such Convertible Securities that are still in issue provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; but only if as a result of such adjustment the Series D Conversion Price then in effect hereunder is thereby reduced; and on the termination date of any right to exercise, convert or exchange such Convertible Securities, the Series D Conversion Price then in effect hereunder shall be increased to the Series D

Conversion Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent issued immediately prior to such termination, never been issued.

(iii)	Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 6.3(c) with respect to the issuance of any Excluded Securities.

(d)	Subdivision or Combination of Common Shares.

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Common Shares) its Common Shares then outstanding into a greater number of shares, the Series D Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Common Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, the Series D Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)	Certain Events.

If an event not specified in this Paragraph 6.3 occurs that has substantially the same economic effect on the Series D Preferred Shares as those specifically enumerated, then this Paragraph 6.3 shall be construed liberally, mutatis mutandis, in order to give the Series D Preferred Shares the intended benefit of the protections provided under this Paragraph 6.3. In such event the Board shall make an appropriate adjustment in the Series D Conversion Price so as to protect the rights of the holders of Series D Preferred Shares; provided that no such adjustment shall increase any Conversion Price as otherwise determined pursuant to this Paragraph 6.3 or decrease the number of Common Shares issuable upon conversion of each Series D Preferred Share and no adjustment shall be made with respect to the issuance or deemed issuance of Excluded Securities.

(f)	Notices.

(i)	Promptly after any adjustment of a Series D Conversion Price, the Company shall give written notice thereof to all holders of the Preferred Shares to which such Series D Conversion Price applies, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)	The Company shall give written notice to all holders of Series D Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(g)	Unpaid Dividends.

Upon conversion, if any, of the Series D Preferred Shares into Common Shares, all accrued or declared and unpaid dividends, if any, on the Series D Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

6.4	Redemption.

(a)	On or after August 4, 2009, upon the vote of both the holders of a majority of the Existing Preferred Shares, voting together as a class, and the holders of a majority of the Series D Preferred Shares, voting as a separate class, the Company may be required to redeem simultaneously the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in an Optional Redemption. In any such case, a majority (on an as-if-converted to Common Shares basis) of the Participating Holders shall deliver to the Company a Redemption Notice and specify the Optional Redemption Date. Upon receipt of such notice, the Company shall promptly notify the remaining holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares of the Optional Redemption Date. The Company shall redeem out of funds legally available therefor on the Optional Redemption Date all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in exchange for, at the Company’s option, either (i) payment in full of the price for the shares to be redeemed in cash by wire transfer, or (ii) the Company’s commitment to pay the price for the shares to be redeemed in twelve equal quarterly payments of cash in immediately available funds with the first such payment being made on the Optional Redemption Date. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO.

The price to be paid for each Series B Preferred Share being redeemed shall equal the Series B Preference Amount. The price to be paid for each Series C Preferred Share being redeemed shall equal the Series C Preference Amount. The price to be paid for each Series D Preferred Share being redeemed shall equal the Series D Preference Amount. The price to be paid for each Series R Preferred Share being redeemed shall equal the Series R Preference Amount. The price to be paid for each Series R-1 Preferred Share being redeemed shall equal the Series R-1 Preference Amount.

(b)

If the funds of the Company legally available for redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as to which Optional Redemption has been elected, then the holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would have been paid to them if the full number of shares as to which Optional Redemption was elected were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, such funds will be used at the earliest permissible time to redeem the balance of such shares or such portion thereof for which funds are then legally available. The Company shall be obligated, to the extent consistent with Delaware law and United States’ generally accepted accounting principles, to make available sufficient surplus in order to permit the full and timely redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption.

(c)	If, for any reason, the Company fails to redeem all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d)	The notices provided for in this Paragraph 6.4 shall be sent, if by or on behalf of the Company, to the holders of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to the Company at its principal executive office as set forth in the Purchase Agreement (or the Series R Purchase Agreement, with respect to the holders of Series R Preferred Shares and Series R-1 Preferred Shares), by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares or Series R-1 Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

6.5	Status of Reacquired Shares.

Any Series D Preferred Shares redeemed pursuant to Paragraph 6.4 hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Series D Preferred Shares. All Series D Preferred Shares redeemed hereunder in exchange for payments to be made in installments shall be deemed cancelled and no longer outstanding as of the Optional Redemption Date, provided that if there is a default in payment with respect to Series D Preferred Shares that are to be redeemed then until such default is cured, all Series D Preferred Shares that were to be redeemed but as to which payment has not been made shall be deemed to again be outstanding.

6.6	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series D Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

6.7	Identical Rights.

Except as may be expressly provided herein, each Series D Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series D Preferred Shares.

6.8	Certificates.

So long as any Series D Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each holder who so requests, a full statement of the designations and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board to designate and fix the relative rights, preferences and limitations of each series.

6.9	Severability.

If any right, preference or limitation of Series D Preferred Shares set out herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

6.10	Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (which shall be deemed to include, at the option of the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, a Sale of the Company), (A) the holders of Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares shall be entitled to receive from the proceeds of such liquidation, dissolution or winding up, after payment to the holders of any Liquidation Senior Stock, on a parity each other and with the holders of any other Liquidation Parity Stock and prior to and in preference to the holders of Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares, the Series R-1 Preferred Shares, the Common Shares and any other capital stock of the Company, an amount in cash equal to the applicable Preference Amount, thereafter (B) the holders of any other Preferred Shares not constituting Liquidation Senior Stock or Liquidation Parity Stock, including the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares shall next be entitled to receive from the proceeds of such liquidation, dissolution or winding up amounts pursuant to their rights on liquidation, and thereafter (C) the remainder from the proceeds of such liquidation, dissolution or winding up, if any, will be distributed ratably to holders of Common Shares and holders of the Preferred Shares on the same basis as if such shares had been converted to Common Shares in accordance with Paragraphs 3.3, 4.3, 5.3, 6.3, 7.3, 8.3 and 9.3 and to the holders of any other series of Preferred Shares whose terms explicitly provide the holders thereof the right to share with the holders of the Common Shares in the assets remaining after the distribution in subparagraphs 6.10(A) and (B) above. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed pursuant to subparagraphs 6.10(A) and (B) above, then the Company shall proceed to distribute the full amounts payable pursuant to, and in the order mandated by, such subparagraphs 6.10(A) and (B) above, but with respect to the first such subparagraph as to which the remaining proceeds are insufficient to pay the required amount in full, in lieu of such full payment the Company shall instead pay all proceeds remaining for distribution ratably to the holders entitled to receive such proceeds under the applicable subparagraph pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under the applicable subparagraph were paid in full.

Part 7

Series D-1 Preferred Shares

7.1	Dividends.

With respect to the payment of dividends, the Series D-1 Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series D-1 Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock, and senior to the Common Shares and all other Dividend Junior Stock. Holders of Series D-1 Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series D-1 Preferred Shares of the Company the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series D-1 Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series D-1 Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series D-1 Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

7.2	Voting.

(i)	The holders of issued and outstanding Series D-1 Preferred Shares shall be entitled to one vote for each Common Share into which the Series D-1 Preferred Shares held by them are convertible at all meetings of stockholders except such meetings at which only holders of a specified class or series of Shares (other than the Series D-1 Preferred Shares) are entitled to vote.

(ii)	For the avoidance of doubt the holder of issued and outstanding fractional Series D-1 Preferred Shares issued by the Company shall be entitled proportionately to all the rights and privileges attached to a whole Series D-1 Preferred Share including without limiting the generality of the foregoing the right to receive the appropriate portion of dividends, to receive the appropriate portion of the sum of the original issuance price per Series D-1 Preferred Share on liquidation or winding up of the Company, and the right to exercise voting rights in respect of the fractional share.

7.3	Conversion Rights.

(a)	Conversion.

(i)	The holders of Series D-1 Preferred Shares shall be entitled to convert their shares of Series D-1 Preferred Stock at any time and at the election of the holder or holders thereof into Common Shares on a one for one basis (provided that the conversion rate shall be proportionately adjusted in the event of a share dividend, share split, reverse split, combination, recapitalization or other similar event with respect to the Common Shares).

Notwithstanding any other provision hereof, if a conversion of Series D-1 Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series D-1 Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series D-1 Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series D-1 Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 7.3(b) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 7.3(a)(vii). Until such time as a holder of Series D-1 Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)

In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 7.3(a)(i), each such conversion of Series D-1 Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series D-1 Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series D-1 Preferred Shares (each a “Series D-1 Conversion Date”), the rights of the holder of such Series D-1 Preferred Shares as such holder (including the right to receive dividends) shall cease and as of such Series D-1 Conversion Date the Person or Persons in whose name or names any certificate or certificates for Common

Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after a Series D-1 Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series D-1 Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 7.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series D-1 Preferred Shares shall be made without charge to the holders of such Series D-1 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series D-1 Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series D-1 Preferred Shares, or Common Shares issued or issuable upon conversion of Series D-1 Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series D-1 Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series D-1 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)

The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series D-1 Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series D-1 Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series D-1 Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series D-1 Preferred Shares. If more than one Series D-1 Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D-1 Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series D-1 Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Unpaid Dividends.

Upon conversion, if any, of the Series D-1 Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series D-1 Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

7.4	Liquidation.

Subject to the provisions of Paragraphs 4.10, 5.10 and 6.10 and subject to the rights of any holder of any Series of Preferred Stock authorized subsequent to the Series R Issuance Date, in the event of a liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among stockholders for the purposes of winding up its affairs, the holders of Series D-1 Preferred Shares shall be entitled to receive out of the assets and property of the Company remaining following any required distributions with respect to the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and any shares of capital stock issued following the Series R Issuance Date that by its terms ranks senior to the Series D-1 Preferred Shares with respect to liquidation, and on a parity with amounts to be paid and property or assets of the Company to be distributed pursuant to Paragraphs 3.4, 8.10 and 9.10 to the holders of the Series A Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, respectively, on account of such shares and also on a parity with any other shares of capital stock issued following the Series R Issuance Date that by its terms ranks on a parity with the Series D-1 Preferred Shares with respect to liquidation, but before any amount is paid or any property or assets of the Company is distributed to holders of the Common Shares, from the proceeds of such liquidation, dissolution or winding up or as such other distribution of assets of the Company for purposes of winding up its affairs an amount equal to the Preference Amount with respect to such Series D-1 Preferred Shares. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as required by this Paragraph 7.4 and

Paragraphs 3.4, 8.10 and 9.10, then the Company shall distribute in lieu of such full payment all proceeds remaining for distribution to the holders of the Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under this Paragraph 7.4 and Paragraphs 3.4, 8.10 and 9.10 were paid in full.

Part 8

Series R Preferred Shares

8.1	Dividends.

With respect to the payment of dividends, the Series R Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series R Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock, and senior to the Common Shares and all other Dividend Junior Stock. Holders of Series R Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series R Preferred Shares of the Company the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined (on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series R Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series R Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series R Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

8.2	Voting.

Each holder of Series R Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Shares. Each holder of Series R Preferred Shares shall be entitled to such number of votes for the Series R Preferred Shares held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of Common Shares into which such holder’s Series R Preferred Shares are convertible (in accordance with the terms of Paragraph 8.3 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the affirmative vote of the holders of a majority of the outstanding Series R Preferred Shares, voting as a separate class, shall be required for a merger, consolidation or reorganization if (i) such transaction is not and is not deemed to be a liquidation, dissolution or winding up of the Company; and (ii) pursuant to such transaction the rights, preferences and privileges of the Series R Preferred Shares will be altered or changed in a manner that is materially more adverse with respect to the Series R Preferred Shares than the alterations or changes made to the Series A Preferred Shares or Series D-1 Preferred Shares (or any other series of Preferred Stock that, at the time, ranks on a parity with the Series R Preferred Shares with respect to liquidation) in connection with such transaction are to the rights, preferences and privileges of such Preferred Shares or such other series of Preferred Stock.

8.3	Conversion Rights.

(a)	Conversion.

(i)	At any time and from time to time, any holder of Series R Preferred Shares shall have the right, at its option, to convert all or any portion of each Series R Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Common Shares computed by dividing the applicable Purchase Price by the Series R Conversion Price in effect on the Series R Conversion Date.

Notwithstanding any other provision hereof, if a conversion of Series R Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series R Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series R Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series R Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 8.3(g) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 8.3(a)(vii). Until such time as a holder of Series R Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)	In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 8.3(a)(i), each such conversion of Series R Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series R Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series R Preferred Shares (each, a “Series R Conversion Date”), the rights of the holder of such Series R Preferred Shares as such holder (including the right to receive dividends) shall cease as of such Series R Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after the Series R Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series R Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 8.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)

The issuance of certificates for Common Shares upon conversion of Series R Preferred Shares shall be made without charge to the holders of such Series R Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of

Common Shares. Upon conversion of any Series R Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series R Preferred Shares, or Common Shares issued or issuable upon conversion of Series R Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series R Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series R Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)	The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series R Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series R Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series R Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series R Preferred Shares. If more than one Series R Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series R Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series R Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Conversion Price; Antidilution Provisions.

The initial conversion price for each Series R Preferred Share shall be the applicable Purchase Price for such Series R Preferred Share, which conversion price may be adjusted from time to time thereafter (as so adjusted, the “Series R Conversion Price”). If and whenever after the Series R Issuance Date the Company makes a Series D Dilutive Issuance that causes a reduction in the Series D Conversion Price, the Series R Conversion Price shall be reduced to an amount determined by multiplying the Series R Conversion Price that was in effect immediately prior to such Series D Dilutive Issuance by a fraction, the numerator of which shall be the Series D Conversion Price that was in effect immediately after such Series D Dilutive Issuance, and the denominator of which shall be the Series D Conversion Price that was in effect immediately prior to such Series D Dilutive Issuance. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 8.3(b) with respect to the issuance of any Excluded Securities.

(c)	Effect on Conversion Price of Certain Events. If, following an adjustment to the Series R Conversion Price made pursuant to Paragraph 8.3(b) on account of a Series D Dilutive Issuance, the Series D Conversion Price is readjusted due to subsequent events occurring with respect to such Series D Dilutive Issuance (including, without limitation, the events contemplated by Paragraph 6.3(c)(ii)), then the Series R Conversion Price shall be readjusted in the same proportion as the Series D Conversion Price is readjusted.

(d)	Subdivision or Combination of Common Shares.

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Common Shares) its Common Shares then outstanding into a greater number of shares, the Series R Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Common Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, the Series R Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)	Certain Events.

If an event not specified in this Paragraph 8.3 occurs that has substantially the same economic effect on the Series R Preferred Shares as those specifically enumerated, then this Paragraph 8.3 shall be construed liberally, mutatis mutandis, in order to give the Series R Preferred Shares the intended benefit of the protections provided under this Paragraph 8.3. In such event the Board shall make an appropriate adjustment in the Series R Conversion Price so as to protect the rights of the holders of Series R Preferred Shares; provided that no such adjustment: (i) shall increase any Conversion Price as otherwise determined pursuant to this Paragraph 8.3 or decrease the number of Common Shares issuable upon conversion of each Series R Preferred Share; (ii) shall be made with respect to the issuance of any Excluded Securities; or (iii) shall be made with respect to the issuance or deemed issuance of Common Shares or Convertible Securities unless such issuance constitutes a Series D Dilutive Issuance as governed by Paragraph 8.3(b).

(f)	Notices.

(i)	Promptly after any adjustment of a Series R Conversion Price, the Company shall give written notice thereof to all holders of the Preferred Shares to which such Series R Conversion Price applies, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)	The Company shall give written notice to all holders of Series R Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(g)	Unpaid Dividends.

Upon conversion, if any, of the Series R Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series R Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

8.4	Redemption.

(a)	On or after August 4, 2009, upon the vote of both the holders of a majority of the Existing Preferred Shares, voting together as a class, and the holders of a majority of the Series D Preferred Shares, voting as a separate class, the Company may be required to redeem simultaneously the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in an Optional Redemption. In any such case, a majority (on an as-if-converted to Common Shares basis) of the Participating Holders shall deliver to the Company a Redemption Notice and specify the Optional Redemption Date. Upon receipt of such notice, the Company shall promptly notify the remaining holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares of the Optional Redemption Date. The Company shall redeem out of funds legally available therefor on the Optional Redemption Date all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in exchange for, at the Company’s option, either (i) payment in full of the price for the shares to be redeemed in cash by wire transfer, or (ii) the Company’s commitment to pay the price for the shares to be redeemed in twelve equal quarterly payments of cash in immediately available funds with the first such payment being made on the Optional Redemption Date. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO.

The price to be paid for each Series B Preferred Share being redeemed shall equal the Series B Preference Amount. The price to be paid for each Series C Preferred Share being redeemed shall equal the Series C Preference Amount. The price to be paid for each Series D Preferred Share being redeemed shall equal the Series D Preference Amount. The price to be paid for each Series R Preferred Share being redeemed shall equal the Series R Preference Amount. The price to be paid for each Series R-1 Preferred Share being redeemed shall equal the Series R-1 Preference Amount.

(b)

If the funds of the Company legally available for redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as to which Optional Redemption has been elected, then the holders of Series B Preferred Shares,

Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would have been paid to them if the full number of shares as to which Optional Redemption was elected were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, such funds will be used at the earliest permissible time to redeem the balance of such shares or such portion thereof for which funds are then legally available. The Company shall be obligated, to the extent consistent with Delaware law and United States’ generally accepted accounting principles, to make available sufficient surplus in order to permit the full and timely redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption.

(c)	If, for any reason, the Company fails to redeem all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d)	The notices provided for in this Paragraph 8.4 shall be sent, if by or on behalf of the Company, to the holders of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to the Company at its principal executive office as set forth in the Purchase Agreement (or the Series R Purchase Agreement, with respect to the holders of Series R Preferred Shares and Series R-1 Preferred Shares), by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

8.5	Status of Reacquired Shares.

Any Series R Preferred Shares redeemed pursuant to Paragraph 8.4 hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Series R Preferred Shares. All Series R Preferred Shares redeemed hereunder in exchange for payments to be made in installments shall be deemed cancelled and no longer outstanding as of the Optional Redemption Date, provided that if there is a default in payment with respect to Series R Preferred Shares that are to be redeemed then until such default is cured, all Series R Preferred Shares that were to be redeemed but as to which payment has not been made shall be deemed to again be outstanding.

8.6	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series R Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

8.7	Identical Rights.

Except as may be expressly provided herein, each Series R Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series R Preferred Shares.

8.8	Certificates.

So long as any Series R Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each holder who so requests, a full statement of the designations and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board to designate and fix the relative rights, preferences and limitations of each series.

8.9	Severability.

If any right, preference or limitation of Series R Preferred Shares set out herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

8.10	Liquidation Rights.

Subject to the provisions of Paragraphs 4.10, 5.10 and 6.10 and subject to the rights of any holder of any Series of Preferred Stock authorized subsequent to the Series R Issuance Date, in the event of a liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among stockholders for the purposes of winding up its affairs, the holders of Series R Preferred Shares shall be entitled to receive out of the assets and property of the Company remaining following any required distributions with respect to the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and any shares of capital stock issued following the Series R Issuance Date that by its terms ranks senior to the Series R Preferred Shares with respect to liquidation, and on a parity with amounts to be paid and property or assets of the

Company to be distributed pursuant to Paragraphs 3.4, 7.4 and 9.10 to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares and Series R-1 Preferred Shares, respectively, on account of such shares and also on a parity with any other shares of capital stock issued following the Series R Issuance Date that by its terms ranks on a parity with the Series R Preferred Shares with respect to liquidation, but before any amount is paid or any property or assets of the Company is distributed to holders of the Common Shares, from the proceeds of such liquidation, dissolution or winding up or as such other distribution of assets of the Company for purposes of winding up its affairs an amount equal to the Preference Amount with respect to such Series R Preferred Shares. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as required by this Paragraph 8.10 and Paragraphs 3.4, 7.4 and 9.10, then the Company shall distribute in lieu of such full payment all proceeds remaining for distribution to the holders of the Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under this Paragraph 8.10 and Paragraphs 3.4, 7.4 and 9.10 were paid in full.

Part 9

Series R-1 Preferred Shares

9.1	Dividends.

With respect to the payment of dividends, the Series R-1 Preferred Shares shall rank pari passu with all other Existing Preferred Shares (provided that payments to be made to holders of the Series R-1 Preferred Shares in connection with the payment of Scheduled Series D Dividends are governed solely by the final sentence of this paragraph) and shall rank pari passu with all Dividend Parity Stock, junior to any Dividend Senior Stock, and senior to the Common Shares and all other Dividend Junior Stock. Holders of Series R-1 Preferred Shares shall be entitled to receive non-cumulative dividends only when, as and if declared by the Board, and only out of funds that are legally available therefor. In the event that the Company either (i) declares any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, or (ii) pays any dividends upon any Dividend Parity Stock or Dividend Junior Stock (whether payable in cash, securities, or other property), other than Scheduled Series D Dividends or dividends payable on Shares solely in the same class or series of such Shares, then, subject to the dividend rights of the Dividend Senior Stock and to the pari passu dividend rights of the Dividend Parity Stock, the Company at the same time shall also declare (in the case of clause (i)) and pay (in the case of clause (ii)) to the holders of all Series R-1 Preferred Shares of the Company the same proportionate dividends, which if the Dividend Parity Stock or Dividend Junior Stock upon which dividends have been declared are Common Shares or are convertible into Common Shares will be based upon the dividend paid per Common Share as determined

(on an as-if-converted to Common Shares basis, if applicable) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Shares entitled to such dividends are to be determined. In addition to the foregoing restrictions and obligations, the Company shall not pay any Scheduled Series D Dividends unless the Company simultaneously pays with respect to the Series R-1 Preferred Shares that portion of all then outstanding declared but unpaid dividends, if any, on the Series R-1 Preferred Shares that is determined by multiplying all such then outstanding declared but unpaid dividends on the Series R-1 Preferred Shares by a fraction, the numerator of which shall be the amount of Scheduled Series D Dividends to be paid at such time and the denominator of which shall be the aggregate amount of Scheduled Series D Dividends that have been declared or are accrued but unpaid immediately prior to such payment of Scheduled Series D Dividends.

9.2	Voting.

Each holder of Series R-1 Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company, and to act by written consent in the same manner as the holders of Common Shares. Each holder of Series R-1 Preferred Shares shall be entitled to such number of votes for the Series R-1 Preferred Shares held by such holder on the record date fixed for such meeting, or on the record date of any written consent, as shall be equal to the whole number of Common Shares into which such holder’s Series R-1 Preferred Shares are convertible (in accordance with the terms of Paragraph 9.3 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the affirmative vote of the holders of a majority of the outstanding Series R-1 Preferred Shares, voting as a separate class, shall be required for a merger, consolidation or reorganization if (i) such transaction is not and is not deemed to be a liquidation, dissolution or winding up of the Company; and (ii) pursuant to such transaction the rights, preferences and privileges of the Series R-1 Preferred Shares will be altered or changed in a manner that is materially more adverse with respect to the Series R-1 Preferred Shares than the alterations or changes made to the Series A Preferred Shares or Series D-1 Preferred Shares (or any other series of Preferred Stock that, at the time, ranks on a parity with the Series R-1 Preferred Shares with respect to liquidation) in connection with such transaction are to the rights, preferences and privileges of such Preferred Shares or such other series of Preferred Stock.

9.3	Conversion Rights.

(a)	Conversion.

(i)	At any time and from time to time, any holder of Series R-1 Preferred Shares shall have the right, at its option, to convert all or any portion of each Series R-1 Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Common Shares computed by dividing the applicable Purchase Price by the Series R-1 Conversion Price in effect on the Series R-1 Conversion Date.

Notwithstanding any other provision hereof, if a conversion of Series R-1 Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series R-1 Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company. Each Series R-1 Preferred Share shall automatically be converted into fully paid Common Shares of the Company immediately upon the earlier to occur of (a) both the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of the Series D Preferred Shares (if any are then outstanding), voting as a separate class, approving the conversion of all Existing Preferred Shares, or (b) the consummation of a Qualified IPO. Holders of Series R-1 Preferred Shares so converted shall deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Common Shares to which such holder is entitled, together with any dividends as contemplated by Paragraph 9.3(g) and payment in lieu of fractional interests to which such holder may be entitled pursuant to Paragraph 9.3(a)(vii). Until such time as a holder of Series R-1 Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which such holder shall be entitled upon the surrender thereof.

(ii)

In the event of a conversion effected pursuant to the provisions of the first paragraph of Paragraph 9.3(a)(i), each such conversion of Series R-1 Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice delivered by the holders of such Series R-1 Preferred Shares to the Company; provided, however, that the effective date of such conversion shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the effective date of such conversion shall be deemed to be the date such notice is given to the Company. On the effective date of the conversion of any Series R-1 Preferred Shares (each, a “Series R-1 Conversion Date”), the rights of the holder of such Series R-1 Preferred Shares as such holder (including the right to receive dividends) shall cease as of such Series R-1 Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(iii)	As soon as practicable after the Series R-1 Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of lost certificate evidencing the Series R-1 Preferred Shares converted into Common Shares in accordance herewith), the Company shall deliver to the converting holder:

(a)	a certificate or certificates representing, in the aggregate, the number of Common Shares issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in Common Shares as provided in Paragraph 9.3(a)(vii); and

(b)	a certificate representing any shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(iv)	The issuance of certificates for Common Shares upon conversion of Series R-1 Preferred Shares shall be made without charge to the holders of such Series R-1 Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Shares. Upon conversion of any Series R-1 Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Common Shares so issued upon such conversion shall be validly issued and fully paid.

(v)	The Company shall not close its books against the transfer of Series R-1 Preferred Shares, or Common Shares issued or issuable upon conversion of Series R-1 Preferred Shares, in any manner that interferes with the timely conversion of such Preferred Shares. The Company shall assist and cooperate with any holder of Series R-1 Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series R-1 Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(vi)

The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the conversion of the Series R-1 Preferred Shares, such number of Common Shares as are issuable upon the conversion of all Series R-1 Preferred Shares then outstanding. All Common Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series R-1 Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(vii)	No fractional interests in Common Shares or scrip shall be issued upon conversion of the Series R-1 Preferred Shares. If more than one Series R-1 Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series R-1 Preferred Shares so surrendered. Instead of any fractional interests in Common Shares which would otherwise be issuable upon conversion of any Series R-1 Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.

(b)	Conversion Price; Antidilution Provisions.

The initial conversion price for each Series R-1 Preferred Share shall be the applicable Purchase Price for such Series R-1 Preferred Share, which conversion price may be adjusted from time to time thereafter (as so adjusted, the “Series R-1 Conversion Price”). If and whenever after the Series R Issuance Date the Company makes a Series D Dilutive Issuance that causes a reduction in the Series D Conversion Price, the Series R-1 Conversion Price shall be reduced to an amount determined by multiplying the Series R-1 Conversion Price that was in effect immediately prior to such Series D Dilutive Issuance by a fraction, the numerator of which shall be the Series D Conversion Price that was in effect immediately after such Series D Dilutive Issuance, and the denominator of which shall be the Series D Conversion Price that was in effect immediately prior to such Series D Dilutive Issuance. Notwithstanding the foregoing, no adjustments shall be made under this Paragraph 9.3(b) with respect to the issuance of any Excluded Securities.

(c)	Effect on Conversion Price of Certain Events. If, following an adjustment to the Series R-1 Conversion Price made pursuant to Paragraph 9.3(b) on account of a Series D Dilutive Issuance, the Series D Conversion Price is readjusted due to subsequent events occurring with respect to such Series D Dilutive Issuance (including, without limitation, the events contemplated by Paragraph 6.3(c)(ii)), then the Series R-1 Conversion Price shall be readjusted in the same proportion as the Series D Conversion Price is readjusted.

(d)	Subdivision or Combination of Common Shares.

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Common Shares) its Common Shares then outstanding into a greater number of shares, the Series R-1 Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Common Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, the Series R-1 Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)	Certain Events.

If an event not specified in this Paragraph 9.3 occurs that has substantially the same economic effect on the Series R-1 Preferred Shares as those specifically enumerated, then this Paragraph 9.3 shall be construed liberally, mutatis mutandis, in order to give the Series R-1 Preferred Shares the intended benefit of the protections provided under this Paragraph 9.3. In such event the Board shall make an appropriate adjustment in the Series R-1 Conversion Price so as to protect the rights of the holders of Series R-1 Preferred Shares; provided that no such adjustment: (i) shall increase any Conversion Price as otherwise determined pursuant to this Paragraph 9.3 or decrease the number of Common Shares issuable upon conversion of each Series R-1 Preferred Share; (ii) shall be made with respect to the issuance of any Excluded Securities; or (iii) shall be made with respect to the issuance or deemed issuance of Common Shares or Convertible Securities unless such issuance constitutes a Series D Dilutive Issuance as governed by Paragraph 9.3(b).

(f)	Notices.

(i)	Promptly after any adjustment of a Series R-1 Conversion Price, the Company shall give written notice thereof to all holders of the Preferred Shares to which such Series R-1 Conversion Price applies, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)	The Company shall give written notice to all holders of Series R-1 Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Shares, (b) with respect to any pro rata subscription offer to holders of Common Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(g)	Unpaid Dividends.

Upon conversion, if any, of the Series R-1 Preferred Shares into Common Shares, all declared and unpaid dividends, if any, on the Series R-1 Preferred Shares being converted shall be paid either in cash or Common Shares (valued at the fair market value thereof as determined by the Board in good faith), at the election of the Board, subject to the availability of legally available funds.

9.4	Redemption.

(a)

On or after August 4, 2009, upon the vote of both the holders of a majority of the Existing Preferred Shares, voting together as a class, and the holders of a majority of the Series D Preferred Shares, voting as a separate class, the Company may be required to redeem simultaneously the outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred

Shares in an Optional Redemption. In any such case, a majority (on an as-if-converted to Common Shares basis) of the Participating Holders shall deliver to the Company a Redemption Notice and specify the Optional Redemption Date. Upon receipt of such notice, the Company shall promptly notify the remaining holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares of the Optional Redemption Date. The Company shall redeem out of funds legally available therefor on the Optional Redemption Date all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares in exchange for, at the Company’s option, either (i) payment in full of the price for the shares to be redeemed in cash by wire transfer, or (ii) the Company’s commitment to pay the price for the shares to be redeemed in twelve equal quarterly payments of cash in immediately available funds with the first such payment being made on the Optional Redemption Date. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO.

The price to be paid for each Series B Preferred Share being redeemed shall equal the Series B Preference Amount. The price to be paid for each Series C Preferred Share being redeemed shall equal the Series C Preference Amount. The price to be paid for each Series D Preferred Share being redeemed shall equal the Series D Preference Amount. The price to be paid for each Series R Preferred Share being redeemed shall equal the Series R Preference Amount. The price to be paid for each Series R-1 Preferred Share being redeemed shall equal the Series R-1 Preference Amount.

(b)	If the funds of the Company legally available for redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as to which Optional Redemption has been elected, then the holders of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would have been paid to them if the full number of shares as to which Optional Redemption was elected were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares, such funds will be used at the earliest permissible time to redeem the balance of such shares or such portion thereof for which funds are then legally available. The Company shall be obligated, to the extent consistent with Delaware law and United States’ generally accepted accounting principles, to make available sufficient surplus in order to permit the full and timely redemption of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares entitled to redemption.

(c)	If, for any reason, the Company fails to redeem all Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1

Preferred Shares entitled to redemption on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(d)	The notices provided for in this Paragraph 9.4 shall be sent, if by or on behalf of the Company, to the holders of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to the Company at its principal executive office as set forth in the Purchase Agreement (or the Series R Purchase Agreement, with respect to the holders of Series R Preferred Shares and Series R-1 Preferred Shares), by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

9.5	Status of Reacquired Shares.

Any Series R-1 Preferred Shares redeemed pursuant to Paragraph 9.4 hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Series R-1 Preferred Shares. All Series R-1 Preferred Shares redeemed hereunder in exchange for payments to be made in installments shall be deemed cancelled and no longer outstanding as of the Optional Redemption Date, provided that if there is a default in payment with respect to Series R-1 Preferred Shares that are to be redeemed then until such default is cured, all Series R-1 Preferred Shares that were to be redeemed but as to which payment has not been made shall be deemed to again be outstanding.

9.6	Exclusion of Other Rights.

Except as may otherwise be required by law, the Series R-1 Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

9.7	Identical Rights.

Except as may be expressly provided herein, each Series R-1 Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series R-1 Preferred Shares.

9.8	Certificates.

So long as any Series R-1 Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each holder who so requests, a full statement of the designations and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board to designate and fix the relative rights, preferences and limitations of each series.

9.9	Severability.

If any right, preference or limitation of Series R-1 Preferred Shares set out herein (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

9.10	Liquidation Rights.

Subject to the provisions of Paragraphs 4.10, 5.10 and 6.10 and subject to the rights of any holder of any Series of Preferred Stock authorized subsequent to the Series R Issuance Date, in the event of a liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among stockholders for the purposes of winding up its affairs, the holders of Series R-1 Preferred Shares shall be entitled to receive out of the assets and property of the Company remaining following any required distributions with respect to the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and any shares of capital stock issued following the Series R Issuance Date that by its terms ranks senior to the Series R-1 Preferred Shares with respect to liquidation, and on a parity with amounts to be paid and property or assets of the Company to be distributed pursuant to Paragraphs 3.4, 7.4 and 8.10 to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares and Series R Preferred Shares, respectively, on account of such shares and also on a parity with any other shares of capital stock issued following the Series R Issuance Date that by its terms ranks on a parity with the Series R-1 Preferred Shares with respect to liquidation, but before any amount is paid or any property or assets of the Company is distributed to holders of the Common Shares, from the proceeds of such liquidation, dissolution or winding up or as such other distribution of assets of the Company for purposes of winding up its affairs an amount equal to the Preference Amount with respect to such Series R-1 Preferred Shares. If upon any liquidation, dissolution or winding up of the Company the assets available for distribution are insufficient to pay the full amounts required to be distributed to the holders of the Series A Preferred Shares, Series D-1 Preferred Shares, Series R Preferred Shares and Series R-1 Preferred Shares as required by this Paragraph 9.10 and Paragraphs 3.4, 7.4 and 8.10, then the Company shall distribute in lieu of such full payment all proceeds remaining for distribution to the holders of the Series A Preferred Shares, the Series D-1 Preferred Shares, the Series R Preferred Shares and the Series R-1 Preferred Shares pro rata in proportion to the respective amounts that would be paid to such holders if all amounts payable under this Paragraph 9.10 and Paragraphs 3.4, 7.4 and 8.10 were paid in full.

Part 10

Preferred Shares Generally

10.1	Preferred Approval Rights.

(a)	Restricted Actions.

In addition to any statutory requirements as to stockholder consent, so long as the holders of Existing Preferred Shares own in the aggregate at least twenty-five percent (25%) of the Existing Preferred Shares that they owned as of immediately following the closing of the sale of the Series R Preferred Shares pursuant to the Series R Purchase Agreement, the affirmative vote or written consent of the holders of the Requisite Percentage of the Existing Preferred Shares, voting together as a class, and the holders of the Requisite Percentage of Series D Preferred Shares (if any are then outstanding), voting separately as a class, shall be necessary to authorize the Company to take any of the following actions, by merger, consolidation or otherwise (as used in this Paragraph 10.1, each a “Restricted Action”):

(i)	to amend this Certificate of Incorporation if such amendment would increase or decrease the aggregate number of authorized shares of Preferred Stock or any Series of Preferred Stock;

(ii)	to approve, authorize or cause a sale, lease, license or other such transfer or disposition of all or substantially all of the Company’s assets other than sales, leases, licenses and other transfers or dispositions as are conducted in the ordinary course of the Company’s business or that are made to or with a direct or indirect wholly-owned subsidiary of the Company;

(iii)

to effect or enter into any agreement regarding any transaction, or series of related transactions (other than a Qualified IPO), which results in the holders of the capital stock of the Company immediately prior to the transaction or transactions owning less than fifty percent (50%) of the voting power of the capital stock of the Company immediately subsequent to the closing of the transaction or transactions contemplated thereby;

(iv)	to approve or authorize acquisitions of the capital stock or of all or substantially all of the assets of any Person other than a wholly-owned subsidiary of the Company or for an aggregate amount not greater than US$1,500,000;

(v)	to approve or authorize the declaration or payment of dividends or other distributions upon, or the purchase, redemption, repurchase or other acquisition of any of the outstanding Common Shares, Preferred Shares or other capital stock of the Company, other than (A) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity pursuant to a stock repurchase agreement or stock restriction agreement under which the Company has the right or obligation to repurchase such shares in the event of death, termination of employment or the consulting arrangement or other similar discontinuation of a business relationship other than Restricted Stockholders (as defined in the Stockholders’ Agreement), or (B) redemptions from Emory University in accordance with its Stock Purchase Agreements dated June 29, 1998, December 10, 1998 and December 30, 1998 and from the University of Georgia Research Foundation, Inc. in accordance with its Stock Purchase Agreement dated June 20, 1998, or (C) redemptions pursuant to Paragraphs 4.4, 5.4, 6.4, 8.4 and 9.4 hereof;

(vi)	any voluntary dissolution or liquidation of the Company;

(vii)	to approve or authorize the incurrence of indebtedness, including guaranties, letters of credit and capital leases by the Company to the extent the aggregate amount of indebtedness outstanding would exceed US$2,000,000;

(viii)	to approve or authorize any amendment to this Certificate of Incorporation or of the Bylaws if such amendment would increase or decrease the authorized number of the Board;

(ix)	to approve or authorize any amendment, modification or repeal of this Certificate of Incorporation or any provision hereof or of the Bylaws which would alter or change the powers, preferences or special rights of the holders of the Preferred Shares so as to affect them adversely; or

(x)	to approve or authorize the sale, transfer or other disposition of material assets of the Company to any Person other than a wholly-owned Subsidiary of the Company; provided, however, that the foregoing shall not include licenses and similar rights granted by the Company with respect to its intellectual property, products, formulas and technologies in the ordinary course of its business.

(b)	Additional Approval Right.

In addition to any required consents described above, so long as the holders of Existing Preferred Shares own, on a fully diluted basis, an aggregate percentage interest in the Company at least equal to twenty-five percent (25%) of the percentage ownership in the Company that they owned as of immediately following the closing of the sale of the Series R Preferred Shares pursuant to the Series R Purchase Agreement, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Common Stock voting separately as a class shall be required therefor.

(c)	Approvals.

In all cases where holders of any class or series of Preferred Shares are required or permitted to vote or otherwise approve any action pursuant to this Certificate of Incorporation together with any other class(es) or series of Shares, all such outstanding Preferred Shares shall be voted on an as-if-converted to Common Shares basis and the requisite approval percentage required shall be calculated accordingly. The approval rights of the holders of Preferred Shares, including the rights to authorize the Company to take any of the Restricted Actions as provided in this Paragraph 10.1, may be exercised by written consent of the holders of outstanding Preferred Shares or any of them in lieu of a meeting or at any general meeting of the stockholders of the Company, at a special meeting of the holders of Preferred Shares or any of them held for such purpose. At each meeting of stockholders at which the holders of Preferred Shares or any of them shall have the right, each voting separately as a single class, to authorize the Company to take any action as provided in this Certificate of Incorporation, the presence in person or by proxy of the holders of the Requisite Percentage of such Series or class of Preferred Shares entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of a Series or class of Preferred Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of Preferred Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.